UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement under the Securities Act of 1933

AAR CORP.

 (Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

AMENDED AND RESTATED

AAR CORP. STOCK BENEFIT PLAN

(FORMERLY KNOWN AS AAR CORP. STOCK

BENEFIT PLAN AND FORMERLY KNOWN AS

AMENDED STOCK OPTION AND INCENTIVE PLAN)

(Full title of the plan)

Robert J. Regan

Vice President and General Counsel

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois   60191

(Name and address of agent for service)

630/227-2050

(Telephone number, including area code, of agent for service)

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share (a)		Proposed Maximum Aggregate Offering Price (a)		Amount of Registration Fee
Common Stock, $1.00 par value	2,491,520	$16.95		$42,231,264		$1,659.69
Common Stock Purchase Rights	2,491,520		(b)		(b)		(b)

(a)          Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.  The registration fee has been calculated based on the average of the high ($17.31) and low ($16.59) sales prices reported for the Common Stock of AAR CORP. on July 25, 2008, which was $16.95 per share, as reported on the New York Stock Exchange.

(b)   Each share of Common Stock includes 1 related Common Stock Purchase Right.  The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares.  The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

(c)   Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the Amended and Restated AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Stock Benefit Plan and formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8.  Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claims for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Timothy J. Romenesko, Richard J. Poulton and Robert J. Regan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on July 9, 2008.

AAR CORP.

By:	/s/ David P. Storch
David P. Storch
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David P. Storch	Chairman of the Board and Chief	July 9, 2008
David P. Storch	Executive Officer, Director (Principal Executive Officer

/s/ Richard J. Poulton	Vice President, Chief Financial Officer	July 9, 2008
Richard J. Poulton	and Treasurer (Principal Financial Officer)

/s/ Michael J. Sharp	Vice President, Controller and Chief	July 9, 2008
Michael J. Sharp	Accounting Officer (Principal Accounting Officer)

/s/ Timothy J. Romenesko	President and Chief Operating Officer,	July 9, 2008
Timothy J. Romenesko	Director

/s/ Norman R. Bobins	Director	July 9, 2008
Norman R. Bobins

/s/ Michael R. Boyce	Director	July 9, 2008
Michael R. Boyce

/s/ James G. Brocksmith, Jr.	Director	July 9, 2008
James G. Brocksmith, Jr.

/s/ Gerald F. Fitzgerald, Jr.	Director	July 9, 2008
Gerald F. Fitzgerald, Jr.

/s/ Ronald R. Fogleman	Director	July 9, 2008
Ronald R. Fogleman

/s/ James E. Goodwin	Director	July 9, 2008
James E. Goodwin

/s/ Patrick J. Kelly	Director	July 9, 2008
Patrick J. Kelly

/s/ Marc J. Walfish	Director	July 9, 2008
Marc J. Walfish

/s/ Ronald B. Woodard	Director	July 9, 2008
Ronald B. Woodard

EXHIBIT INDEX

Item

Exhibits

4.	Instruments defining the rights of security holders	4.1	Restated Certificate of Incorporation (1).

		4.2	By-Laws as amended and restated through July 9, 2008 (2).

		4.3	Rights Agreement between the Registrant and Computershare Trust Company, N.A. dated July 11, 2007 (3).

5.	Opinion re legality	5.1	Opinion of Robert J. Regan, Vice President and General Counsel (filed herewith).

23.	Consents	23.1	Consent of KPMG LLP (filed herewith).

		23.2	Consent of Robert J. Regan, Vice President and General Counsel (contained in opinion referred to in Exhibit 5).

24.	Power of Attorney	The Power of Attorney immediately proceeds the signature page hereof.

(1)   Incorporated by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the year ended May 31, 2004.

(2)   Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K dated July 11, 2008.

(3)   Incorporated by reference to Exhibits to the Registrant’s Current Report on Form 8-K dated July 12, 2007.